Exhibit 99.1

VENU Launches Its “Artist 280” Travel Services

“Artist 280” To Provide First-Class Travel Services To The Music Industry’s Biggest Stars

Initial Launch to Cover Venues in the Colorado, Oklahoma and Texas Markets

Colorado Springs, CO – October 17, 2025- (BUSINESS WIRE)- Venu Holding Corporation (“VENU” or the “Company”) (NYSE American: VENU), the disruptive live entertainment and hospitality company, announced today that it has launched its “Artist 280” travel services. Through its relationship with an FAA- certified air charter operator, VENU is now able to provide access to first-class private air and travel services to some of the music industry’s leading stars and bands performing at some of the Company’s iconic venues, such as the Pollstar-nominated Ford Amphitheater in Colorado Springs, the Sunset Amphitheater in Tulsa and VENU’s initial Texas collection of amphitheaters, in McKinney (Dallas) and El Paso.

The estimated number of annual shows from these initial four amphitheaters will exceed 200 per year when all are fully operational in 2027. Artists will be provided access to private air and other travel services by Artist 280. In doing so, Artist 280 expects to be able to allocate certain service costs it incurs to provide these services under agreements with its operating partners and performance contracts. In addition, it is expected that the costs VENU will incur to provide air and travel services through Artist 280 will be offset in part by the decreased travel-related expenses the Company has historically incurred, or paid to third-party private charter service providers under standard “travel riders” embedded in many performance contracts. Flight operations offered by Artist 280 will be conducted by an FAA-certified air carrier utilizing an aircraft owned by Artist 280.

“We’re bringing more of the biggest names in music to our stages than ever before. We are always seeking strategies that provide performers with first-class amenities in a cost-effective manner, replacing costly third-party travel providers. With more than 200 annual shows expected in our initial four Sunset Amphitheaters in 2027, we believe that bringing in-house the capability to provide expected amenities required by many leading music acts, will result in significant cost efficiencies for VENU, which in turn we expect to benefit our bottom line. Equally as important, our artists love knowing we can provide them premium service when performing at our venues” said J.W. Roth Founder, Chairman and CEO of VENU.

About Venu Holding Corporation

Venu Holding Corporation (“VENU”) (NYSE American: VENU), is a premier owner, developer, and operator of luxury, experience-driven entertainment destinations. Founded by Colorado Springs entrepreneur J.W. Roth, VENU has a portfolio of premium brands that includes Ford Amphitheater, Sunset Amphitheaters, Phil Long Music Hall, The Hall at Bourbon Brothers, Bourbon Brothers Smokehouse and Tavern, Aikman Owners Clubs, and Roth’s Sea & Steak. With venues operating and in development across Colorado, Georgia, Oklahoma, and Texas and a nationwide expansion underway, VENU is setting a new standard for live entertainment.

VENU has been recognized nationally by The Wall Street Journal, The New York Times, Billboard, VenuesNow, and Variety for its innovative and disruptive approach to live entertainment. Through strategic partnerships with industry leaders such as AEG Presents, NFL Hall of Famer and Founder of EIGHT Elite Light Beer, Troy Aikman, Aramark Sports + Entertainment, and Tixr, VENU continues to shape the future of the entertainment landscape. For more information, visit VENU’s website, Instagram, LinkedIn, or X.

Forward Looking Statements

Certain statements in this press release constitute “forward-looking statements” within the meaning of the federal securities laws. Words such as “may,” “might,” “will,” “should,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” “predict,” “forecast,” “project,” “plan,” “intend” or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. While Venu believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward-looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, including without limitation those set forth in the company’s filings with the SEC, not limited to Risk Factors relating to its business contained therein. Thus, actual results could be materially different. Venu expressly disclaims any obligation to update or alter statements whether because of new information, future events or otherwise, except as required by law.

Contacts

VENU Media and Investor Relations

Chloe Hoeft, choeft@venu.live